Exhibit 3.2

AMENDED AND RESTATED
BYLAWS

OF
INSEEGO CORP.

(Effective May 7, 2025)

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ARTICLE I    OFFICES    1
Section 1.    Registered Office    1
Section 2.    Other Offices    1
ARTICLE II    MEETINGS OF STOCKHOLDERS    1
Section 1.    Place of Meetings    1
Section 2.    Annual and Special Meetings    1
Section 3.    Notice of Stockholders’ Meetings    1
Section 4.    Manner of Giving Notice; Affidavit of Notice; Waiver    2
Section 5.    Advance Notice Provisions for Stockholder Proposals    2
Section 6.    Advance Notice Provisions for Nominations of Directors    7
Section 7.    Quorum and Adjournment    11
Section 8.    Voting    11
Section 9.    Record Date    12
Section 10.    Proxies and Voting    13
Section 11.    Conduct of Business    13
Section 12.    List of Stockholders Entitled to Vote    13
ARTICLE III    DIRECTORS    13
Section 1.    Powers    13
Section 2.    Number of Directors    14
Section 3.    Election, Qualification, and Term of Office of Directors    14
Section 4.    Resignations and Vacancies    14
Section 5.    Place of Meetings; Meetings by Telephone    15
Section 6.    Regular Meetings    15
Section 7.    Special Meetings; Notice    15
Section 8.    Quorum    15
Section 9.    Board Action by Written Consent Without a Meeting    15
Section 10.    Fees and Compensation of Directors    15
Section 11.    Removal of Directors    16
Section 12.    Waivers    16
Section 13.    Approval of Loans to Officers    16
Section 14.    Chairperson of the Board of Directors    16
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(continued)
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ARTICLE IV    COMMITTEES OF DIRECTORS    16
Section 1.    Committees of Directors    16
Section 2.    Committee Minutes    17
Section 3.    Meetings and Action of Committees    17
ARTICLE V    OFFICERS    17
Section 1.    Officers    17
Section 2.    Appointment of Officers    17
Section 3.    Subordinate Officers    17
Section 4.    Removal and Resignation of Officers    18
Section 5.    Vacancies in Offices    18
Section 6.    Chief Executive Officer    18
Section 7.    President    18
Section 8.    Chief Financial Officer    18
Section 9.    Vice President    19
Section 10.    Secretary    19
Section 11.    Representation of Shares of Other Corporations    19
Section 12.    Authority and Duties of Officers    19
ARTICLE VI    INDEMNIFICATION    20
Section 1.    Indemnification of Directors and Officers    20
Section 2.    Indemnification of Others    20
Section 3.    Payment of Expenses in Advance    20
Section 4.    Indemnity Not Exclusive    20
Section 5.    Insurance    20
Section 6.    Conflicts    21
ARTICLE VII    RECORDS AND REPORTS    21
Section 1.    Maintenance and Inspection of Records    21
Section 2.    Inspection by Directors    21
Section 3.    Annual Statement to Stockholders    21
ARTICLE VIII    GENERAL MATTERS    22
Section 1.    Checks    22
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(continued)
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Section 2.    Execution of Corporate Contracts and Instruments    22
Section 3.    Stock Certificates; Partly Paid Shares.    22
Section 4.    Special Designation on Certificates    22
Section 5.    Lost Certificates    23
Section 6.    Construction; Definitions    23
Section 7.    Dividends    23
Section 8.    Fiscal Year    23
Section 9.    Seal    23
Section 10.    Transfer of Stock.    23
Section 11.    Stock Transfer Agreements    24
Section 12.    Registered Stockholders    24
ARTICLE IX    FORUM FOR ADJUDICATION OF DISPUTES    24
ARTICLE X    AMENDMENTS    24

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ARTICLE I
OFFICES
Section 1.    Registered Office. The registered office of Inseego Corp. (the “Corporation”) shall be in the state of Delaware and shall be at such address as shall be set forth in the Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended from time to time, including by any certificate of designation, the “Certificate of Incorporation”).
Section 2.    Other Offices. The Corporation may also have offices at such other places both within and outside of the state of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time designate or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1.    Place of Meetings. Meetings of stockholders shall be held at any place, within or outside of the state of Delaware, designated by the Board and stated in the notice of the meeting. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the Corporation. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication, as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).
Section 2.    Annual and Special Meetings.
(a)The annual meeting of stockholders shall be held on such day and at such time as may be designated by the Board for the purpose of electing directors and for the transaction of such other business as may properly come before such meeting.
(b)Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called only by (i) the Board, (ii) the chairperson of the board, or (iii) the chief executive officer of the Corporation.
Section 3.    Notice of Stockholders’ Meetings. Except as otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. The notices of all meetings shall state the place, if any, date and time of the meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.
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Section 4.    Manner of Giving Notice; Affidavit of Notice; Waiver.
(a)If mailed, notice to stockholders shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by facsimile, telegraph, telex, or by electronic transmission in the manner provided in Section 232 of the DGCL. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send such single notice, shall be deemed to have consented to receiving such single written notice. Any such consent shall be revocable by the stockholder by written notice to the Corporation.
(b)An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
(c)A written waiver of any notice, signed by a stockholder entitled to notice, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting of the stockholders of the Corporation need be specified in such a waiver. Attendance at any meeting shall constitute a waiver of notice except attendance for the sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 5.    Advance Notice Provisions for Stockholder Proposals.
(a)At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by or at the direction of the Board or any committee thereof, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record of the Corporation both at the time of giving the notice provided for in this Section 5 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 5 as to such business. The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2(b) of this Article II, and stockholders shall not be permitted to propose business to be brought before a special meeting of stockholders. Stockholders seeking to nominate persons for election to the Board must comply

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with Section 6 of this Article II, and this Section 5 shall not be applicable to nominations except as expressly provided in Section 6 of this Article II.
(b)Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the secretary of the Corporation, (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 5 and (iii) constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the one (1)-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.
(c)To be in proper form for purposes of this Section 5, a stockholder’s notice to the secretary of the Corporation shall set forth:
(i)As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”)) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);
(ii)As to each Proposing Person:
(A)any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”), that is, directly or indirectly, owned of record or beneficially owned by such Proposing Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

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(B)any proxy, agreement, arrangement, understanding, or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any security of any class or series of the Corporation;
(C)any short interest in any security of the Corporation held by such Proposing Person (for purposes of this Section 5(c) a Proposing Person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any agreement, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) (“Short Interests”);
(D)any rights to dividends on the shares of any class or series of the Corporation that are, directly or indirectly, owned of record or beneficially owned by such Proposing Person that are separated or separable from the underlying shares of the Corporation;
(E)any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, is the owner of record or beneficially owns an interest in a general partner;
(F)any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Derivative Instruments or Short Interests, if any, in each case with respect to clauses (A) through (F) herein as of the close of business on the date of such notice, including without limitation any such interests held by members of each such Proposing Person’s immediate family sharing the same household;
(G)any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation;
(H)any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand;
(I)any direct or indirect material interest in any contract or agreement of such Proposing Person with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); and
(J)any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (I) and this clause (J) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company, or other nominee who is a Proposing Person

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solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;
(iii)As to each Proposing Person, (A) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (B) a representation as to whether the Proposing Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies or votes from stockholders in support of such proposal; and (C) a representation that the stockholder, in proposing business in accordance with these Bylaws, shall comply with the Exchange Act, including the Universal Proxy Rules adopted thereunder (as applicable); and
(iv)As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any direct or indirect material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements, and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder, and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act.
For purposes of this Section 5, the term “Proposing Person” shall mean (a) the stockholder providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation or associate (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner, and (d) any other person with whom such stockholder or beneficial owner (or any of their respective associates or other participants in such solicitation) is Acting in Concert (as defined below).
A person shall be deemed to be “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement, or understanding) in concert with, or towards a common goal relating to the management, governance, or control of the Corporation in parallel with, such other person where (a) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (b) at least one (1) additional factor suggests that such persons intend to act in concert or in parallel, which such additional factor(s) may include, without limitation, exchanging information (whether publicly or privately), attending meetings,

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conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.
(d)A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 5 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days following the later of the record date for the meeting or the date notice of the record date for the meeting is first publicly disclosed (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
(e)The foregoing notice requirements of this Section 5 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her, or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.
(f)Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, no business shall be conducted at an annual meeting except in accordance with this Section 5. Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty, if the facts warrant, (i) to determine whether business was properly brought before the meeting in accordance with this Section 5 (including whether the Proposing Person solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such Proposing Person’s proposal in compliance with such Proposing Person’s representation as required by clause (c)(iii)(B) of this Section 5), and (ii) if he or she should so determine that the business was not proposed in compliance with this Section 5, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 5, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of these Bylaws, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager, or partner of such stockholder or must be

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authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(g)Notwithstanding the foregoing provisions of this Section 5 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business proposals; provided, however, that references in these Bylaws to the Exchange Act, or the rules and regulations promulgated thereunder, are not intended to and shall not limit the requirements of these Bylaws applicable to proposals or any other business to be considered pursuant to this Section 5 (including paragraphs (a)(iii) and (b) of this Section 5), and compliance with paragraphs (a)(iii) and (b) of this Section 5 shall be the exclusive means for a stockholder to submit other business (other than, as provided in paragraph (e) of this Section 5, business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act). Nothing in this Section 5 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to any applicable rules and regulations promulgated under the Exchange Act.
(h)For purposes of these Bylaws, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act.
Section 6.    Advance Notice Provisions for Nominations of Directors.
(a)Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board, (ii) pursuant to the Corporation’s notice of meeting (or any supplement or amendment thereto), or (iii) by a stockholder who (A) was a stockholder of record of the Corporation both at the time of giving the notice provided for in this Section 6 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 6 as to such nomination.
(b)Without qualification:
(i)For a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (A) provide Timely Notice (as defined in Section 5(b) of this Article II) thereof in writing and in proper form to the secretary of the Corporation and (B) provide any updates or supplements to such notice at the times and in the forms required by this Section 6.
(ii)If the election of directors is a matter specified in the notice of a special meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board at a special

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meeting, the stockholder must (A) provide timely notice thereof in writing and in proper form to the secretary of the Corporation at the principal executive offices of the Corporation and (B) provide any updates or supplements to such notice at the times and in the forms required by this Section 6. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 5(h) of this Article II) of the date of such special meeting and of the nominees proposed by the Board to be elected at such meeting was first made.
(c)In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(d)To be in proper form for purposes of this Section 6, a stockholder’s notice to the secretary of the Corporation shall set forth:
(i)As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 5(c)(i) of this Article II, except that for purposes of this Section 6 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 5(c)(i) of this Article II);
(ii)As to each Nominating Person, any Disclosable Interests (as defined in Section 5(c)(ii) of this Article II, except that for purposes of this Section 6 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 5(c)(ii) of this Article II and the disclosure in clause (J) of Section 5(c)(ii) of this Article II shall be made with respect to the election of directors at the meeting);
(iii)As to each Nominating Person, the information required to be disclosed pursuant to Section 5(c)(iii) of this Article II, except that for purposes of this Section 6, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 5(c)(iii) of this Article II and the references to “proposal” or “business” shall be deemed to be reference to “nomination”; and
(iv)As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 6 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material agreements, arrangements, and understandings during the past three (3) years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective associates or any other participants in such solicitation, and any other persons with

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whom such proposed nominee (or any of his or her respective associates or other participants in such solicitation) is Acting in Concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and (D) a completed and signed questionnaire, representation, and agreement as provided in Section 6(h) below (the disclosures and documents to be made or provided pursuant to the foregoing clauses (A) through (D) are referred to as “Nominee Information”).
For purposes of this Section 6, the term “Nominating Person” shall mean (a) the stockholder providing the notice of the nomination proposed to be made at the meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (c) any participant with such stockholder in such solicitation or associate of such stockholder or beneficial owner, and (d) any other person with whom such stockholder or such beneficial owner (or any of their respective associates or other participants in such solicitation) is Acting in Concert.
(e)The Corporation may require any proposed nominee to furnish such other information (i) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or (ii) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.
(f)A stockholder providing notice of any nomination proposed to be made at an annual or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 6 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days following the later of the record date for the meeting or the date notice of the record date for the meeting is first publicly disclosed (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
(g)Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 6. Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty, if the facts warrant, (i) to determine whether a nomination was properly made in accordance with this Section 6 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (c)(iii) of this Section 6), and (ii) if he or she

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should so determine that any proposed nomination was not made in compliance with this Section 6, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 6, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(h)To be eligible to be a nominee for election as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 6) to the secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background, qualifications, stock ownership, and independence of such proposed nominee (which questionnaire shall be provided by the secretary of the Corporation upon written request) and a written representation and agreement (in the form provided by the secretary of the Corporation upon written request) that such proposed nominee (i) is not and, if elected as a director, will not, during his or her term, become a party to (A) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (iii) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected to a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation, and (iv) consents to be named in any proxy statement of the Corporation as a nominee.
(i)Notwithstanding anything in this Section 6 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 6(b) a stockholder’s notice required by this Section 6 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public disclosure is first made by the Corporation.
(j)In addition to the requirements of this Section 6 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations; provided, however, that references in these Bylaws to the Exchange Act, or the rules and regulations promulgated thereunder, are not intended to and shall not limit the requirements of these Bylaws applicable to nominations to be considered pursuant to these Bylaws (including paragraphs (a)(iii) and (b) of this Section 6), and compliance with paragraphs (a)(iii) and (b) of this Section 6 shall be the

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exclusive means for a stockholder to make nominations. Nothing in this Section 6 shall be deemed to affect any rights (i) of stockholders to request inclusion of nominations in the Corporation’s proxy statement pursuant to any applicable rules and regulations promulgated under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
Section 7.    Quorum and Adjournment.
(a)At any meeting of the stockholders, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote at the meeting, present in person, present by any means of remote communication authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law, the Certificate of Incorporation, or these Bylaws. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person, present by any means of remote communication authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
(b)If a quorum shall not be present or represented at any annual or special meeting of the stockholders, the chairperson of the meeting, or the holders of a majority in voting power of the shares of stock of the Corporation, which are entitled to vote at the meeting and are present in person, present by any means of remote communication authorized by the Board in its sole discretion, or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum is present or represented. When a meeting is adjourned to another time or place, (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with Section 3 of this Article II; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

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Section 8.    Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 9 of this Article II, Section 217 (relating to voting rights of fiduciaries, pledgers, and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL. Except as may be otherwise provided in the Certificate of Incorporation or these Bylaws, each stockholder voting shall be entitled to one (1) vote for each share of capital stock of the Corporation held by such stockholder that has voting power upon the matter in question. At all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect a director. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation, which are entitled to vote on the subject matter and are present in person, present by any means of remote communication authorized by the Board in its sole discretion, or represented by proxy.
Section 9.    Record Date.
(a)In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
(b)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion, or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto.
(c)A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

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Section 10.    Proxies and Voting. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. A proxy may be in the form of a telegram, cablegram, or other means of electronic transmission, which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the stockholder.
Section 11.    Conduct of Business. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of the meeting shall have the right and authority to convene and to adjourn the meeting whether or not a quorum is present, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other individuals as the individual presiding over the meeting of stockholders shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The chairperson of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if such individual should so determine, such individual shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Board may cancel, postpone, or reschedule any previously scheduled meeting of stockholders at any time, before or after the notice for such meeting has been given to the stockholders.
Section 12.    List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares

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registered in the name of each stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. For purposes of these Bylaws, “stock ledger” means 1 or more records administered by or on behalf of the Corporation in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the Corporation are recorded. The stock ledger shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.
ARTICLE III
DIRECTORS
Section 1.    Powers. Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.
Section 2.    Number of Directors. The number of directors which shall constitute the whole Board shall be eight (8), which number may be changed exclusively by resolution of the Board, acting by the vote of not less than a majority of the directors then in office. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
Section 3.    Election, Qualification, and Term of Office of Directors. Except as provided in Section 4 of this Article III, and unless otherwise provided in the Certificate of Incorporation, each director shall be elected at each annual meeting of stockholders to hold office until the next annual meeting and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, or removal. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws. The Certificate of Incorporation or these Bylaws may prescribe other qualifications for directors.
Section 4.    Resignations and Vacancies.
(a)Any director may resign at any time by giving notice in writing or by electronic transmission to the chairperson of the board, the president, or the secretary of the Corporation. Such resignation shall take effect at the time specified therein or upon the happening of an event or events specified therein, or if the time is not specified and the resignation is not made contingent upon the happening of an event or events, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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(b)Unless otherwise provided in the Certificate of Incorporation (i) vacancies resulting from death, resignation, disqualification, removal, or other causes and (ii) newly created directorships resulting from any increase in the authorized number of directors shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term in which the vacancy occurred or new directorship was created and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, or removal.
(c)If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee, or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL. If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding, having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.
Section 5.    Place of Meetings; Meetings by Telephone. The Board may hold meetings, both regular and special, either within or outside of the state of Delaware. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this Section 5 shall constitute presence in person at the meeting.
Section 6.    Regular Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.
Section 7.    Special Meetings; Notice. Special meetings of the Board may be called by the chairperson of the board or the chief executive officer on two (2) days’ notice to each director if provided either by mail or overnight courier, or upon twenty-four (24) hours advance notice if provided either personally, by telephone, or email. Special meetings of the Board shall be called by the chairperson of the board or the chief executive officer in like manner and on like notice on the written request of two (2) directors unless the Board consists of only one (1) director, in which case special meetings shall be called by the chairperson of the board or the chief executive officer in like manner and on like notice on the written request of the sole director. The notice need not specify the purpose or place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

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Section 8.    Quorum. At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation.
Section 9.    Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 10.    Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix stated salaries for directors for their service in such capacity and to provide for payment of a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board. The Board shall also have the authority to provide for payment of a fixed sum and expenses of attendance, if any, payable to members of committees for attending committee meetings. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 11. Removal of Directors. Unless otherwise restricted by statute, by the Certificate of Incorporation, or by these Bylaws, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.
Section 12.    Waivers. A written waiver of any notice, signed by a director entitled to notice, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute a waiver of notice except attendance for the sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 13.    Approval of Loans to Officers. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this Section 13 contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

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Section 14.    Chairperson of the Board of Directors. The Corporation may also have, at the discretion of the Board, a chairperson of the board of directors who shall be considered an officer of the Corporation. The chairperson of the board shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by these Bylaws.
ARTICLE IV
COMMITTEES OF DIRECTORS
Section 1.    Committees of Directors. The Board may, by resolution passed by a majority of the Board, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (b) adopt, amend, or repeal any bylaw of the Corporation.
Section 2.    Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
Section 3.    Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of: Section 5 of Article III (Place of Meetings; Meetings by Telephone), Section 6 of Article III (Regular Meetings), Section 7 of Article III (Special Meetings; Notice), Section 8 of Article III (Quorum), Section 9 of Article III (Board Action by Written Consent Without a Meeting), and Section 12 of Article III (Waivers), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members. However, (a) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee, (b) special meetings of committees may also be called by resolution of the Board, and (c) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.
ARTICLE V
OFFICERS

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Section 1.    Officers. The officers of the Corporation shall be a chief executive officer, a president, a chief financial officer, and a secretary. The Corporation may also have, at the discretion of the Board, a chairperson of the board, one (1) or more vice presidents, one (1) or more assistant secretaries, one (1) or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.
Section 2.    Appointment of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article V, shall be appointed by the Board, subject to the rights, if any, of an officer under any contract of employment.
Section 3.    Subordinate Officers. The Board may appoint, or empower the chief executive officer or the president, to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.
Section 4.    Removal and Resignation of Officers.
(a)Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board then in office at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.
(b)Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
Section 5.    Vacancies in Offices. Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 3 of this Article V.
Section 6.    Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board to the chairperson of the board, if any, the chief executive officer of the Corporation shall, subject to the control of the Board, have general supervision, direction, and control of the business, property, affairs, and the officers of the Corporation. He or she shall preside at all meetings of the stockholders and, in the absence or non-existence of a chairperson of the board, at all meetings of the Board and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

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Section 7.    President. Subject to such supervisory powers, if any, as may be given by the Board to the chairperson of the board (if any) or the chief executive officer, the president shall have general supervision, direction, and control of the business and other officers of the Corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board or these Bylaws.
Section 8.    Chief Financial Officer.
(a)Unless otherwise set forth in a resolution of the Board, the chief financial officer shall be the treasurer of the Corporation. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.
(b)The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. He or she shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the president, the chief executive officer, or the directors, upon request, an account of all his or her transactions as chief financial officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or these Bylaws.
Section 9.    Vice President. In the absence of the chief executive officer and president or in the event of the chief executive’s or president’s inability or refusal to act, the vice presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a vice president designated by the Board, or in the absences of any designation, then in order of their election shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these Bylaws, the president or the chairperson of the board.
Section 10.    Secretary.
(a)The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.
(b)The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and

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date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.
(c)The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board required to be given by law or by these Bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.
Section 11.    Representation of Shares of Other Corporations. The chairperson of the board, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this Corporation, or any other person authorized by the Board or the chief executive officer or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.
Section 12.    Authority and Duties of Officers. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board or the stockholders.
ARTICLE VI
INDEMNIFICATION
Section 1.    Indemnification of Directors and Officers. The Corporation shall, to the maximum extent and in the manner permitted by the DGCL, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 1, a “director” or “officer” of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a Corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.
Section 2.    Indemnification of Others. The Corporation shall have the power, to the maximum extent and in the manner permitted by the DGCL, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 2, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an

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employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.
Section 3.    Payment of Expenses in Advance. Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 1 of this Article VI or for which indemnification is permitted pursuant to Section 2 of this Article VI following authorization thereof by the Board shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article VI.
Section 4.    Indemnity Not Exclusive. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Certificate of Incorporation.
Section 5.    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.
Section 6.    Conflicts. No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears: (a) that it would be inconsistent with a provision of the Certificate of Incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (b) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.
ARTICLE VII
RECORDS AND REPORTS
Section 1.    Maintenance and Inspection of Records. The Corporation shall, either at its principal executive offices or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class(es) of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records. Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a

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purpose reasonably related to such person’s interests as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.
Section 2.    Inspection by Directors. Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.
Section 3.    Annual Statement to Stockholders. The Board shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.
ARTICLE VIII
GENERAL MATTERS
Section 1.    Checks. From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.
Section 2.    Execution of Corporate Contracts and Instruments. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind te Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
Section 3.    Stock Certificates; Partly Paid Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by any two officers of the Corporation certifying the number of shares owned by such stockholder. Any or all of the signatures on the certificate may be a facsimile. In case any

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officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.
Section 4.    Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 5.    Lost Certificates. Except as provided in this Section 5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
Section 6.    Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.
Section 7.    Dividends. The directors of the Corporation, subject to any restrictions contained in (a) the DGCL or (b) the Certificate of Incorporation, may declare and pay dividends upon the

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shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock. The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.
Section 8.    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.
Section 9.    Seal. The Corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.
Section 10.    Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.
Section 11.    Stock Transfer Agreements. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.
Section 12.    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.
ARTICLE IX
FORUM FOR ADJUDICATION OF DISPUTES
Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, or (d) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants, except for, as to each of (a) through (d) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and any such indispensable party does not consent to the personal jurisdiction of such court within ten (10) days following such determination). Unless the Corporation consents in writing to the selection of an alternative

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forum, to the fullest extent permitted by law, (x) the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and (y) the Court of Chancery and the federal district court for the District of Delaware shall be the sole and exclusive fora for the resolution of any derivative claim arising under the Securities and Exchange Act of 1934, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.
ARTICLE X
AMENDMENTS
These Bylaws may be altered, amended, or repealed or new bylaws may be adopted by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the Corporation entitled to vote or by the Board, when such power is conferred upon the Board by the Certificate of Incorporation. If the power to adopt, amend, or repeal bylaws is conferred upon the Board by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend, or repeal bylaws.

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